SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 29, 2003

(Date of Report)

EMS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Georgia	58-1035424
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

660 Engineering Drive
Norcross, Georgia 30092
(770) 263-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

99.1 Press release, dated July 29, 2003, concerning the Registrant’s financial results for its second fiscal quarter ended June 28, 2003.

Item 12. Results of Operations and Financial Condition.

On July 29, 2003, the Registrant is publicly releasing financial results for its quarter ended June 29, 2003, together with management’s earnings guidance for the balance of the 2003 calendar year. Such release is being made by press release and by a subsequent telephone conference call that has been announced to, and is broadly accessible by, the public. The press release is furnished with this filing as Exhibit 99.1.

SIGNATURES
EX-99.1 PRESS RELEASE, DATED JULY 29, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in the City of Norcross, State of Georgia, on July 29, 2003.

EMS TECHNOLOGIES, INC.

Date: July 29, 2003	By:	/s/ William S. Jacobs William S. Jacobs Vice President